CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-1A of our report dated February 15, 2008 with respect to the financial statements and financial highlights of Small Cap Value Fund, Inc. which is included in such Post-Effective Registration Statement
Amendment No. 4, and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading "Other Service Providers" in the Statement of Additional Information.

PMB Helin Donovan, LLP


Austin, Texas
September 10, 2008